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                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS


                             200 East Randolph Drive
                             Chicago, Illinois 60601

To Call Writer Direct:            312 861-2000                       Facsimile:
    312 861-2000                                                    312 861-2200


                                  July 17, 2001


                                                                     Exhibit 5.1

Navistar International Corporation
4201 Winfield Road
Warrenville, Illinois 60555

     Re:  Registration Statement on Form S-4, Registration No. 333-64626
          --------------------------------------------------------------

Ladies and Gentlemen:

     We are issuing this opinion letter in our capacity as special legal counsel to Navistar International Corporation, a Delaware corporation (the "ISSUER") and International Truck and Engine Corporation ("ITEC" and together with the Issuer, the "REGISTRANTS") in connection with the proposed registration by the Registrants of $400,000,000 in aggregate principal amount of the Issuer's 9 3/8 % Senior Notes, series B due 2006 (the "NEW SECURITIES"), pursuant to a Registration Statement on Form S-4 (Registration No. 333-64626) originally filed with the Securities and Exchange Commission (the "COMMISSION") on July 5, 2001, under the Securities Act of 1933, as amended (the "ACT") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "REGISTRATION STATEMENT"). The obligation of the Issuer under the New Securities will be guaranteed by ITEC (the "GUARANTEE"). The New Securities and the Guarantee are to be issued pursuant to the Indenture (the "INDENTURE"), dated as of May 31, 2001, between the Registrants and BNY Midwest Trust Company, as trustee. The New Securities and the Guarantee are to be issued in exchange for and in replacement of the Issuer's outstanding $400,000,000 in aggregate principal amount of the Issuer's 9 3/8 % Senior Notes due 2006 (the "OUTSTANDING SECURITIES").

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Restated Certificate of Incorporation and By-Laws (as amended) of the Registrants, (ii) minutes and records of the corporate proceedings of the Registrants with respect to the issuance of the New Securities and the Guarantee, (iii) the Indenture (iv) the Registration Rights Agreement, dated as of May 31, 2001, among the Registrants, J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation, Banc of America LLC, Scotia Capital (USA), Inc., BNY Capital Markets, Inc. and RBC Dominion Securities Corporation and (v) the Registration Statement.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the


London              Los Angeles              New York            Washington D.C.
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                                KIRKLAND & ELLIS


Navistar International Corporation
July 17, 2001
Page 2


authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrants and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrants. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     Based upon and subject to the assumptions, qualifications, limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective under the Act, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the New Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof in exchange for the Outstanding Securities, the New Securities and the Guarantee will be validly issued and binding obligations of the Issuer and ITEC, respectively.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

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                                KIRKLAND & ELLIS


Navistar International Corporation
July 17, 2001
Page 3

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                   Sincerely,

                                   /s/ Kirkland & Ellis

                                   Kirkland & Ellis